Exhibit 10.17(b)

AMENDMENT NO. 1

AVIS BUDGET GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is made as of July 29, 2011.

WHEREAS, the Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company”) wishes to amend the Company’s Employee Stock Purchase Plan, as adopted by shareholders on June 12, 2009 (the “ESPP”) to, among other things, comply with regulations issued by the Internal Revenue Service; and

WHEREAS, Section 6.4 permits the Board to amend the ESPP;

NOW, THEREFORE, the ESPP is hereby amended as follows:

1.	Section 2.2 of the ESPP is amended by deleting the phrase “upon written request of the Participant.”

2.	Section 3.3 of the ESPP is amended by adding the following sentence after the first paragraph: “The maximum number of shares of Stock that may be purchased by each Participant in any Option Period shall be 10,000 shares.”

3.	Section 4.4 of the ESPP is amended by deleting the last sentence beginning with “Unless otherwise determined by the Committee”.

4.	The terms of this Amendment shall apply to all Option Periods (as defined in the ESPP) following the date hereof.

5.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

6.	Except as modified by this Amendment, the ESPP is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean Marie Sera
Jean Marie Sera
Senior Vice President and Secretary